SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                               September 12, 1997

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                                  EPITOPE, INC.
               (Exact name of Registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

                                     1-10492
                              (Commission File No.)

                                   93-0779127
                        (IRS Employer Identification No.)

      8505 S.W. Creekside Place
          Beaverton, Oregon                                    97008
(Address of principal executive offices)                     (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 641-6115




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Item 5.     Other Events.

            On September 12, 1997, Epitope, Inc. ("Epitope") notified holders of warrants to purchase approximately 2 million shares of Epitope common stock that it will extend the deadline to exercise the warrants to September 30, 2000. The warrants, which are exercisable at prices ranging from $16 to $20 per share, were previously set to expire September 30, 1997.

            As previously announced, Epitope's board of directors has approved a proposal to spin off Agritope, Inc. Beginning 10 days after the spin-off, Epitope will allow exercise of the warrants at a reduced purchase price. The reduced purchase price will be equal to 110 percent of the average closing price of Epitope common stock during the five trading days beginning on the date of the spin-off.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)   Not applicable.

            (b)   Not applicable.

            (c)   Exhibits.

The exhibits filed herewith are listed in the exhibit index following the signature page of this report.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EPITOPE, INC.


Dated:  September 12, 1997    By: /s/ Gilbert N. Miller
                                  Gilbert N. Miller
                                  Executive Vice President and Chief
                                  Financial Officer



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                                 EXHIBIT INDEX


4.1 Notice to warrantholders and current form of warrant certificate for warrants issued in September 1991 offering.

4.2 Notice to warrantholders and current form of warrant certificate for warrants issued in December 1992 offering.

4.3 Notice to warrantholders and current form of warrant certificate for warrants issued in July 1993 offering.

4.4 Notice to warrantholders and current form of warrant certificate for warrants issued in August 1993 offering.